UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

REMEDENT, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-15975 (Commission File Number)	86-0837251 (I.R.S. Employer Identification No.)

Xavier de Cocklaan 42, 9831

Deurle, Belgium

(Address and telephone number of principal executive offices) (Zip Code)

011-329-321-7080

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to an agreement between Remedent, Inc. (the “Company”) and Judd Darrin Hoffman is hereby incorporated into this Item 1.01 by reference.

Section 1 - Registrant's Business and Operations

Item 1.02	Termination of Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the termination of Mr. Hoffman’s employment agreement is hereby incorporated into this Item 1.02 by reference.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 19, 2006, the Company and Mr. Hoffman entered into an Employment Severance Agreement (the “Agreement”) pursuant to which an employment agreement between the Company and Mr. Hoffman dated October 12, 2005 (the “Employment Agreement”) was mutually terminated. As of July 19, 2006, Mr. Hoffman is no longer the Company’s Vice President of Worldwide Sales and Operations. Under the Agreement, the Company agreed to make a one-time severance payment to Mr. Hoffman in an amount equal to Mr. Hoffman’s base salary currently in effect as of July 19, 2006 through August 31, 2006. In addition, the Company agreed to allow 110,666 of Mr. Hoffman’s options to vest at August 31, 2006. The balance of Mr. Hoffman’s options lapsed upon his termination. In conjunction with the terms of the Agreement, Mr. Hoffman has agreed to (a) a general release of liability and (b) a non-solicitation clause for a term of eighteen (18) months commencing on August 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC. a Nevada Corporation
Dated: July 24, 2006	/s/ Robin List Robin List, Chief Executive Officer